Exhibit 99.3

DOME VENTURES CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
SEPTEMBER 30, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Dome Ventures Corporation

We have audited the consolidated balance sheets of Dome Ventures Corporation as at September 30, 2009 and 2008 and the consolidated statements of operations, comprehensive loss and deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ Manning Elliot LLP

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

December 2, 2009 (except as to Notes 11(b)(iii) and (iv) and 12 which are as of January 29, 2010)

COMMENTS BY AUDITORS ON CANADA-UNITED STATES REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the shareholders dated December 2, 2009 (except as to Notes 11(b)(iii) and (iv) and 12 which are as of January 20, 2010), is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ Manning Elliot LLP

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

December 2, 2009 (except as to Notes 11(b)(iii) and (iv) and 12 which are as of January 29, 2010)

DOME VENTURES CORPORATION
CONSOLIDATED BALANCE SHEETS
AS AT SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

	2009 $	2008 $ (Restated – Note 3)
ASSETS

Current assets
Cash and cash equivalents	2,513,071	3,735,340
Prepaid expenses and deposits	12,808	14,571

	2,525,879	3,749,911
Mineral properties (Note 5)	20,805	–

	2,546,684	3,749,911

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities (Note 8(b))	3,468	105,463

SHAREHOLDERS' EQUITY

Share capital (Note 6)	18,700	18,700
Contributed surplus (Note 6)	11,774,464	11,661,319
Deficit	(9,249,948)	(8,035,571)

	2,543,216	3,644,448

	2,546,684	3,749,911

COMMITMENTS (Note 5)
SUBSEQUENT EVENTS (Note 11)

Approved on Behalf of the Board of Directors:

/s/ “Brian D. Edgar”	/s/ “William A. Rand”
Brian D. Edgar, Director	William A. Rand, Director

The accompanying notes are an integral part of the consolidated financial statements.

DOME VENTURES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

	2009 $	2008 $ (Restated – Note 3)

Revenues	–	–

Expenses:
General exploration costs	539,926	1,542,101
Regulatory fees	26,007	33,952
Management fees (Note 8(a))	67,686	68,054
Office and miscellaneous (Note 8(a))	45,404	45,060
Professional fees	47,853	26,977
Rent (Note 8(a))	32,400	32,400
Stock based compensation	113,145	17,847
Travel and entertainment	9,787	11,334
Wages and benefits (Note 8(a))	193,596	265,397

Net loss before other items	(1,075,804)	(2,043,122)

Other items:
Interest income	25,070	140,819

Foreign exchange loss	(163,643)	(177,881)

Net loss and comprehensive loss for the year	(1,214,377)	(2,080,184)

Deficit, beginning of year	(8,035,571)	(5,955,387)

Deficit, end of year	(9,249,948)	(8,035,571)

Loss per share, basic and diluted	(0.07)	(0.19)

Weighted average number of shares outstanding	18,699,573	11,260,176

The accompanying notes are an integral part of the consolidated financial statements.

DOME VENTURES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

	2009 $	2008 $ (Restated – Note 3)
Operating activities:
Net loss for the year	(1,214,377)	(2,080,184)
Items not involving cash:
Stock-based compensation expense (Note 6(d))	113,145	17,847

Change in non-cash working capital items:
Prepaid expenses and deposits	1,763	(5,058)
Accounts payable and accrued liabilities	(101,995)	(21,359)

Net cash used in operating activities	(1,201,464)	(2,088,754)

Investing activities:
Mineral property acquisition costs	(20,805)	–

Net cash used in investing activities	(20,805)	–

Financing activities:
Proceeds from issuance of common shares	-	971,500
Share issuance costs	-	(24,219)

Net cash from financing activities	-	947,281

Decrease in cash and cash equivalents	(1,222,269)	(1,141,473)

Cash and cash equivalents, beginning of year	3,735,340	4,876,813

Cash and cash equivalents, end of year	2,513,071	3,735,340

Cash and cash equivalents are comprised of:
Cash in bank accounts	225,635	837,249
Term deposits	2,287,436	2,898,091

	2,513,071	3,735,340

SUPPLEMENTAL CASH FLOW INFORMATION

	$	$
Cash paid for:
Interest	–	–
Income taxes	–	–

The accompanying notes are an integral part of the consolidated financial statements.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Dome Ventures Corporation (the "Company") was incorporated in Canada and domesticated to the United States in 1999. The Company's permanent establishment is in British Columbia, Canada. The Company’s principal business activities include the acquisition and exploration of mineral properties domiciled in Gabon, Africa. The Company is in the exploration stage and has not yet determined whether any of its mineral properties contain ore reserves that are economically recoverable.

As at September 30, 2009, the Company had accumulated losses since inception of $9,249,948. The continuance of the Company’s operations is dependent on obtaining sufficient additional financing when necessary in order to explore and realize the recoverability of the Company’s investments in mineral properties, which is dependent upon the existence of economically recoverable reserves and market prices for the underlying minerals.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

These consolidated financial statements are denominated in United States dollars and have been prepared using Canadian generally accepted accounting principles. The accounts include those of the Company and its wholly-owned British Virgin Islands subsidiaries Dome Asia Inc. and Dome International Global Inc., as well as Dome International Global Inc.’s wholly-owned Gabon subsidiary Dome Ventures SARL Gabon and 99.99%-owned Nigerian subsidiary Dome Minerals Nigeria Limited. All significant inter-company transactions and balances have been eliminated on consolidation.

Certain figures presented for comparative purposes have been reclassified to conform to the presentation adopted for the current year.

(b)	Use of Estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Significant areas requiring the use of estimates relate to recoverability or valuation of mineral properties, the utilization of future income tax assets, the valuation of asset retirement obligations and stock-based compensation. Actual results may ultimately differ from those estimates.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash, money market investments and other highly liquid investments with original maturities of three months or less. The Company’s cash equivalents have been classified as held-for-trading and are recorded at fair value on the balance sheet. Fair values are determined directly by reference to published price quotations in an active market. Changes in the fair value of these instruments are reflected in foreign exchange loss in the statement of operations.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES(continued)

(d)	Mineral Properties

Property exploration costs, including maintenance fees, incurred prior to the determination of the economic feasibility of mining operations and a decision to proceed with development are charged to operations as incurred. All direct costs related to the acquisition of resource property interests are capitalized. The carrying value of mineral properties is assessed when an event occurs indicating impairment. The carrying value is assessed using factors such as future asset utilization and the future undiscounted cash flows expected to result from the use or sale of the related assets. An impairment loss is recognized in the period when it is determined that the carrying amount of the asset is not recoverable and exceeds its fair value. At that time, the carrying amount is written down to fair value.

(e)	Asset Retirement Obligations

The Company accounts for asset retirement obligations under CICA Handbook section 3110, “Asset Retirement Obligations”. Under the standard, a liability is recognized for the future retirement obligations associated with the Company’s mineral properties. The fair value of the obligation is recorded on a discounted basis. This amount is capitalized as part of the cost of the related property and is subject to depletion. At September 30, 2009, the Company has not incurred any asset retirement obligations.

(f)	Stock-Based Compensation

The Company has a stock option plan, which is described in note 6(d), and accounts for all stock-based payments using the fair value method. Under the fair value method, stock-based payments are measured at the fair value of the equity instruments issued, with the resulting compensation expense recognized over the vesting period of the options granted and a corresponding increase to contributed surplus.

The fair value of stock-based payments to non-employees is re-measured during the vesting period as the options are earned, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.

(g)	Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on temporary differences between the accounting and taxes bases of existing assets and liabilities, and are measured using the tax rates expected to apply when these differences reverse. A valuation allowance is recorded against any future tax asset if it is more likely than not that the asset will not be realized.

(h)	Foreign Currency Translation

The majority of the Company’s assets and operations are denominated in Canadian dollars and CFA Francs. The Company reports in US dollars.

Transactions in foreign currencies such as Canadian dollars and CFA Francs are translated into US dollars at the exchange rates in effect on the transaction dates using the temporal method. Monetary balance sheet items denominated in Canadian dollars or CFA Francs are translated into US dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(i)	Earnings/Loss per Share
Basic earnings/loss per share is computed by dividing net income/loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by adjusting the weighted average number of common shares outstanding using the treasury stock method, to reflect the potential dilution of securities that could result from the exercise of “in-the-money” stock options and warrants. Common equivalent shares are not included in the computation of weighted average number of shares outstanding if their effect would be outstanding.

3.	CHANGE IN ACCOUNTING POLICY

During the first quarter of the 2009 fiscal year, the Company changed its accounting policy for mineral property exploration costs.  In prior years, the Company capitalized the acquisition costs and deferred exploration expenditures directly to mineral properties following the principles outlined in Accounting Guideline 11.  Under its new policy, property exploration costs incurred prior to the determination of the feasibility of mining operations and a decision to proceed with development, including all maintenance fees, are charged to operations as incurred.  All direct costs related to the acquisition of resource property interests will be capitalized.  Management believes that this treatment provides a more relevant and reliable depiction of the asset base of the Company prior to establishing the economic feasibility of its resource base.

The Company has accounted for this change in accounting policy on a retroactive basis.  The financial statements as at and for the year ended September 30, 2008 were restated as follows: mineral properties were reduced by $2,578,746 and the deficit increased by $2,578,746; exploration and project investigation expenses increased by $1,486,474 and net loss increased by $1,486,474.

4.	ADOPTION OF NEW ACCOUNTING STANDARDS AND RECENT ACCOUNTING PRONOUNCEMENTS

New Accounting Standards

(a)	CICA 3862, “Financial Instruments – Disclosures” and CICA 3863, “Financial Instruments Presentation

These standards relate to the disclosures and presentation of financial instruments. They apply to interim and annual financial statements for fiscal years beginning on or after October 1, 2007, and must be adopted at the same time, replacing CICA 3861, “Financial Instruments – Disclosure and Presentation”. The Company adopted these standards for its interim and annual financial statements for its fiscal year commencing October 1, 2008. The disclosures required by this standard are presented in Note 9.

(b)	CICA 1535, “Capital Disclosures”

This standard relates to the disclosure of capital management strategies. It applies to interim and annual financial statements for fiscal years beginning on or after October 1, 2007. The Company adopted this standard for its interim and annual financial statements for its fiscal year commencing October 1, 2008. The disclosures required by this standard are presented in Note 10.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

4.	ADOPTION OF NEW ACCOUNTING STANDARDS AND RECENT ACCOUNTING PRONOUNCEMENTS (continued)

New Accounting Standards (continued)

(c)	CICA 3031, “Inventories”

In June 2007, the CICA issued Section 3031, “Inventories” to replace existing Section 3030. The new section, which is effective January 1, 2008, establishes standards for the measurement and disclosure of inventories. The Company adopted this standard for its interim and annual financial statements for its fiscal year commencing October 1, 2008. The adoption of this standard did not have a material effect on the Company’s financial statements.

(d)	CICA 1400, “General Standards of Financial Statement Presentation”

In May 2007, the CICA issued amended Handbook Section 1400, “General Standards of Financial Statement Presentation”. The section provides revised guidance related to management’s responsibility to assess and disclose the ability of an entity to continue as a going concern. This amended standard applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008. The Company adopted this standard for its interim and annual financial statements for its fiscal year commencing October 1, 2008. The adoption of this standard did not have a material effect on the Company’s financial statements.

  Recent Accounting Pronouncements

(e)	CICA 3064, “Goodwill and Intangible Assets”

In February 2008, the CICA issued Section 3064, “Goodwill and Intangible Assets,” which replaces Section 3062, “Goodwill and Other Intangible Assets.” This new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets and is effective for the Company beginning October 1, 2009. Concurrent with the adoption of this standard, EIC-27, “Revenues and Expenditures in the Pre-operating Period,” will be withdrawn. The adoption of this standard is not expected to have a material effect on the Company’s financial statements.

(f)	CICA 1582, “Business Combinations”, CICA 1601, “Consolidated Financial Statements” and CICA 1602, “Non-Controlling Interests”

In January 2009, the CICA issued Section 1582 “Business Combinations” to replace Section 1581. Prospective application of the standard is effective January 1, 2011, with early adoption permitted. This new standard effectively harmonizes the business combinations standard under Canadian GAAP with International Financial Reporting Standards (“IFRS”). The new standard revises guidance on the determination of the carrying amount of the assets acquired and liabilities assumed, goodwill and accounting for non-controlling interests at the time of a business combination. The CICA concurrently issued Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests,” which replace Section 1600 “Consolidated Financial Statements.”

Section 1601 provides revised guidance on the preparation of consolidated financial statements and Section 1602 addresses accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. These standards are effective January 1, 2011, unless they are early adopted at the same time as Section 1582 “Business Combinations.” The Company is currently assessing the impact of adopting these standards and has not yet determined its effect on its financial statements.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

4.	ADOPTION OF NEW ACCOUNTING STANDARDS AND RECENT ACCOUNTING PRONOUNCEMENTS (continued)

Recent Accounting Pronouncements (continued)

(g)	International Financial Reporting Standards

In February 2008, the CICA Accounting Standards Board confirmed that public companies will be required to prepare interim and annual financial statements under International Financial Reporting Standards (“IFRS”) for fiscal years beginning on or after January 1, 2011. The Company is currently assessing the impact of adopting IFRS and has not yet determined its effect on its financial statements.

5.	MINERAL PROPERTIES

As at September 30, 2009, cumulative expenses incurred in Gabon are $3,075,341, all of which have been expensed except for $20,805 related to property acquisition expenditures, which have been capitalized. The following table summarizes exploration costs in Gabon by type of expenditure:

	2009 $	2008 $

Camp and housing rental	127,425	107,457
Field supplies, equipment and labour	673,849	554,048
Field transportation	264,096	245,511
Consulting fees	108,874	45,118
Geological, geophysical and geochemical	964,198	812,917
Maps, reports and sampling costs	521,188	505,951
Office and miscellaneous	92,338	18,253
Transportation, travel and accommodations	323,373	289,491

	3,075,341	2,578,746

During the year, the Company spent $517,400 on mineral exploration activity in Gabon, West Africa and $43,329 on mineral property investigation costs in Spain. The Gabon activity relates to license acquisition, equipment acquisition, administrative set-up costs and geological, geochemical and geophysical investigation. In September 2006, the Company was granted a prospection license in Gabon in connection with this activity. The license was effective until September 2008. In accordance with Gabonese law, the Company filed applications for three exploration licenses covering approximately 2,000 square kilometres each within the Company’s prospection license.  These exploration licenses were granted in July 2008 and entitle the Company to employ sub-surface exploration methods, such as drilling and trial mining. These transferable licenses are valid for three years and are renewable twice with each renewal lasting for three years. The Company must spend 200,000,000 CFA francs in order to renew each exploration license for a second term of three years and 400,000,000 CFA francs in order to renew the license for a third term of three years. The Company must spend 800,000,000 CFA francs in the third term. The Company may apply for a mining license at any time during these periods. As at September 30, 2009, 1 United States dollar approximates 448 CFA francs.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

6.	SHARE CAPITAL

(a)	Authorized Share Capital

50,000,000 preferred shares, convertible into common shares on a one-to-one basis, with a par value of $0.001, of which 20,000,000 are designated series A preferred shares
100,000,000 common shares with a par value of $0.001 per share

(b)	Issued and Outstanding Share Capital

	Number of Shares	Share Capital $	Contributed Surplus $

Preferred shares issued: Balance, September 30, 2007	5,561,537	5,562	6,512,590
Converted to common shares during the year	(5,561,537)	(5,562)	(6,512,590)

Balance September 30, 2008 and 2009	–	–	–

Common shares issued:
Balance, September 30, 2007	10,282,976	10,283	4,186,456
Issued for preferred shares during the year	5,561,537	5,562	6,512,590
Stock options exercised during the year	555,000	555	165,945
Issued for private placements during the year	2,300,000	2,300	802,700
Compensation expense of stock options granted during the year	–	–	17,847
Less: share issuance costs	–	–	(24,219)

Balance, September 30, 2008	18,699,513	18,700	11,661,319

Compensation expense of stock options granted during the year	–	–	113,145

Balance September 30, 2009	18,699,513	18,700	11,774,464

(i)
On June 16, 2008, the Company issued 300,000 units at $0.35 per unit for gross proceeds of $105,000 under a non-brokered private placement. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant entitles the holder thereof to purchase one additional common share for 24 months from the date of closing at a price of $0.40 per common share.  As the Company’s share capital has a stated par value of $0.001, $300 was allocated to share capital.  The remainder of the proceeds received from the private placement of $104,700 and the contributed surplus related to the fair value of the attached warrants remain in contributed surplus.  In connection with the private placement, the Company incurred share issuance costs of $10,331.

(ii)
On June 26, 2008, the Company issued 2,000,000 units at $0.35 per unit for gross proceeds of $700,000 under a non-brokered private placement. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant entitles the holder thereof to purchase one additional common share for 24 months from the date of closing at a price of $0.40 per common share.  As the Company’s share capital has a stated par value of $0.001, $2,000 was allocated to share capital.  The remainder of the proceeds received from the private placement of $698,000 and the contributed surplus related to the fair value of the attached warrants remain in contributed surplus.  In connection with the private placement, the Company incurred share issuance costs of $13,888.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

6.	SHARE CAPITAL (continued)

(b)	Issued and Outstanding Share Capital (continued)

(iii)
On September 15, 2008, the Company exercised its right to convert preferred shares to common shares on a one-to-one basis.  As a result, all 5,561,537 preferred shares were converted to 5,561,537 common shares with a par value of $5,562.

Warrant activity since September 30, 2007 is presented below:

	Number of Warrants	Weighted Average Exercise Price $
Balance, September 30, 2007	2,300,000	0.40
Issued during the year	-	-

Balance, September 30, 2008 and 2009	2,300,000	0.40

Warrants outstanding at September 30, 2009 expire between June 16, 2010 and June 26, 2010.

(c)	Stock Options

Under the Company’s February 3, 2004 stock option plan (the "Plan"), the Company may grant options to its directors, officers, employees or a company that is wholly-owned by a director, senior officer or employee, a consultant or a consultant company. Under the Plan, options granted will total no more than 10% of the issued and outstanding common shares at any time. The per-share exercise price of each option granted will be the current market price of a common share, unless set otherwise by the Company at the time of the grant, but will not be less than the discounted market price of a common share. Options will vest as of the grant date, unless set otherwise by the Company at the time of the grant. Each option's maximum term is five years.

Stock option activity since September 30, 2007 is presented below:

	Number of Options	Weighted Average Exercise Price $
Balance, September 30, 2007	875,000	0.33
Granted	100,000	0.40
Exercised	(555,000)	0.30
Forfeited	(170,000)	0.38

Balance September 30, 2008	250,000	0.39
Granted	1,550,000	0.11
Forfeited	(250,000)	(0.39)

Balance, September 30, 2009	1,550,000	0.11

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

6.	SHARE CAPITAL (continued)

(c)	Stock Options (continued)

The following table summarizes stock options outstanding at September 30, 2009:

Options Outstanding				Options Exercisable
Exercise Price $	Number of Shares	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price $	Number Exercisable	Weighted Average Exercise Price $

0.11	1,550,000	2.13	0.11	1,550,000	0.11

Stock options outstanding at September 30, 2009 expire on November 18, 2011.

During the year ended September 30, 2009, the Company granted 1,550,000 (2008 - 100,000) stock options to directors, officers and consultants of the Company. The weighted average fair values of each option granted was $0.073 (2008 – $0.24) calculated using the Black-Scholes option-pricing model at the date of each grant using the following assumptions:

	2009	2008
Expected stock price volatility	108.0%	88.7%
Risk-free interest rate	2.3%	3.0%
Expected option lives	3.0 years	2.5 years
Expected dividend yield	0%	0%

During the year ended September 30, 2009, the Company recognized $113,145 (2008 - $17,847) of compensation cost which has been recorded in stock-based compensation expense on the statement of operations, comprehensive loss and deficit.

7.	INCOME TAXES

In assessing the realization of the Company’s future income tax assets, management considers whether it is more likely than not that some portion of all of the future income tax assets will not be realized. The ultimate realization of future income tax assets is dependent upon the generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The amount of future income tax assets considered realizable could change materially in the near term based on future taxable income generated during the carry-forward period.

The tax effect of United States tax losses carried forward and temporary differences in the recognition of items for accounting and tax purposes have been computed by applying the statutory rates of income tax applicable in the Company’s taxation jurisdictions of 35% (2008 - 34%). These tax losses carried forward and temporary differences comprise the Company's future income tax assets as follows:

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

7.	INCOME TAXES (continued)

	2009 $	2008 $ (Restated - Note 3)

Future income tax assets:
Tax losses carried forward	715,000	493,000
Temporary differences for mineral properties	1,230,000	1,062,000

	1,945,000	1,555,000
Valuation allowance	(1,945,000)	(1,555,000)

Net future income tax assets	–	–

As at September 30, 2009, the Company has tax losses of approximately $2,083,000 that can be used to offset taxable income in the United States in future years which expire as follows:

2021	$363,000
2022	97,000
2023	217,000
2024	108,000
2026	78,000
2028	587,000
2029	633,000

$2,083,000

        The following table reconciles the amount of income tax recoverable on application of statutory federal tax rates in the United States to the amount reported in these financial statements:

	2009 $	2008 $

Net loss before income taxes	(1,214,377)	(2,080,184)
Statutory rate	35%	34%

Expected future income tax recovery	(425,032)	(707,263)
Permanent differences	39,601	5,263
Change in enacted tax rates	(4,569)	–
Change in valuation allowance	390,000	702,000

Future income tax recovery	–	–

8.	RELATED PARTY TRANSACTIONS AND BALANCES

(a)
The Company has engaged the services of Rand Edgar Investment Corp. (“REIC” a company controlled by two of the Company’s directors) commencing March 2001 for $10,000 (plus GST) per month.  During the year ended September 30, 2009, the Company paid $123,878 to REIC for management and administrative services (2008 - $126,165).  Of this amount, $67,694 has been included in management fees, $7,318 in office and miscellaneous, $32,400 in rent, and $16,466 in wages and benefits in the statement of operations. This agreement is effective until July 31, 2012.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

8.	RELATED PARTY TRANSACTIONS AND BALANCES (continued)

(b)
As at September 30, 2009, $792 included in accounts payable and accrued liabilities on the balance sheet is payable to one of the Company's directors for expenses incurred on the Company’s behalf (2008 - $8,787). The amount is non-interest bearing, unsecured and due on demand.

(c)	As at September 30, 2009, $1,876 included in prepaid expenses and deposits on the balance sheet is due from a company controlled by two of the Company’s directors (2008 – $nil).

All of the above noted transactions were in the normal course of operations and are recorded at their exchange amounts, which is the consideration agreed upon by the related parties.

9.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK

(a)	Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents and accounts payable and accrued liabilities. The carrying values of these financial instruments approximate their fair values due to the near-term maturity of these financial instruments.

(b)	Credit Risk

The Company maintains a majority of its cash and cash equivalents with a major Canadian financial institution. The Company maintains the remainder of its cash and cash equivalents with a major Gabonese financial institution. Deposits held with these institutions may exceed the amount of insurance provided on such deposits.

(c)	Currency Risk

As the Company operates on an international basis, currency risk exposures arise from transactions and balances denominated in foreign currencies. The Company’s foreign exchange risk arises primarily with respect to the Canadian dollar and Central African CFA francs. The majority of the Company’s cash and cash equivalents are denominated in Canadian dollars. The majority of the Company’s expenses are denominated in Canadian dollars and Central African CFA francs. Fluctuations in the exchange rates between these currencies and the US dollar could have a material effect on the Company’s business, financial condition and results of operations. The Company does not engage in any hedging activity.

At September 30, 2009, the Company had cash and cash equivalents denominated in Canadian dollars of $2,470,973. A strengthening (weakening) of the United States dollar against the Canadian dollar of 10% would result in increase (decrease) in the Company’s loss for the year of $230,468 United States dollars.

(d)	Liquidity Risk

The Company manages liquidity risk by maintaining adequate cash and cash equivalent balances. The Company continuously monitors and reviews both actual and forecasted cash flows, and also matches the maturity profile of financial assets and liabilities.

(e)	Interest Rate Risk

The Company’s cash equivalents are subject to interest rate price risk. The Company’s interest rate risk management policy is to purchase highly liquid investments with a term to maturity of three months or less on the date of purchase. The Company does not engage in any hedging activity.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

9.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK (continued)

(f)	Commodity Price Risk

Mineral prices are volatile and have risen and fallen sharply in recent periods. These prices are subject to market supply and demand, political and economic factors, and commodity speculation, all of which can interact with one another to cause significant price movements. The Company does not engage in any hedging activity.

10.	CAPITAL MANAGEMENT

The Company defines capital as all components of shareholders’ equity. The Company has no debt obligations. The board of directors does not establish quantitative return on capital criteria for management due to the nature of the Company’s business. The Company does not pay dividends. The Company is not subject to any externally imposed capital requirements. The Company raises capital to fund its corporate and exploration costs through the sale of its common shares or units consisting of common shares and warrants.

11.	SUBSEQUENT EVENTS

a)	Execution of Joint Venture Agreements with AngloGold Ashanti Limited

In October 2009, the Company and AngloGold Ashanti Limited entered the Ogooue Joint Venture Agreement and the Ndjole and Mevang Joint Venture Agreement.  The Company’s working capital was increased by $400,000 paid by AngloGold Ashanti under the terms of the Ndjole and Mevang Joint Venture Agreement.

Ogooue Joint Venture Agreement

AngloGold Ashanti has acquired a reconnaissance license over an area comprising 8,295 square kilometers in Gabon, West Africa.  This license was acquired by AngloGold Ashanti for its gold potential.  The joint venture is an 80/20 joint venture in favour of AngloGold Ashanti.  AngloGold Ashanti has made a firm commitment to spend $100,000 on exploration and will sole fund the first $3 million of exploration expenditures, after which the parties will contribute on an 80/20 basis.  Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at an appraised value 14 months after commencement of commercial production.

Ndjole and Mevang Joint Venture Agreement

The Company is the owner of the Ndjole and Mevang Exploration Licenses, each comprised of 2,000 square kilometers.  Under the terms of the joint venture, AngloGold Ashanti has earned a 20% interest by paying to the Company $400,000 on signing of the joint venture agreement.  AngloGold Ashanti can earn an additional 40% interest by paying the Company $100,000 per year over the next three years and by incurring exploration expenditures in the amount of $3.7 million over the next three years at the rate of $1 million in the first year, $1.2 million in the second year and $1.5 million in the third year.

Should AngloGold Ashanti fail to perform as set out above, a 100% interest in the licenses shall revert to the Company and the joint venture will cease.  AngloGold Ashanti shall be entitled to withdraw from the joint venture after it has spent $1 million on exploration expenditures.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

11.	SUBSEQUENT EVENTS (continued)

a)	Execution of Joint Venture Agreements with AngloGold Ashanti Limited (continued)

Ndjole and Mevang Joint Venture Agreement (continued)

AngloGold Ashanti can earn an additional 10% interest (70% total) by spending $5 million on exploration expenditures within two years of earning into a 60% interest as set out above.  When the parties have a 70/30 joint venture, if the Company elects not to contribute to work programs and budgets, AngloGold Ashanti can elect to earn an additional 15% interest (85% total) by carrying the project to a completed pre-feasibility study.

Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at appraised value 14 months after commencement of commercial production.

b)	Proposed Merger with Metalline Mining Company

In November 2009, the Company entered into a Letter of Intent pursuant to which the Company proposes to merge with Metalline Mining Company ("Metalline").  Under the terms of the Letter of Intent (as modified):

(i)
It is a condition that the Company will arrange a private placement in securities of Metalline consisting of 6.5 million units with each unit consisting of one share and one warrant in order to raise approximately $3 million.  The shares will be priced at $0.46 per share and each two warrants will entitle the holder to purchase a further share of Metalline at $0.57 per share within one year.  It is a further condition of the proceeding that the Company arranges its own financing of $13 million by the sale of Dome common shares.

(ii)
Subsequent to the closing of the above private placement, Metalline and the Dome financing, Metalline will acquire all of the outstanding shares of the Company by the issuance of 47,724,561 common shares of Metalline.  At the closing of the merger of Metalline and the Company, the Metalline warrants issued to investors in connection with the above Metalline private placement will be cancelled.  In the event that a formal agreement is not executed between the parties by December 4, 2009, the Letter of Intent will expire, unless extended by the parties.  The merger will be subject to the approval of the shareholders of both companies and any required regulatory approvals.  If the merger is not completed by May 30, 2010, the agreement will terminate.

(iii)
On December 4, 2009 the Company entered into a definitive merger agreement pursuant to which it will merge with a subsidiary of Metalline.  Under the terms of the agreement, the Company will merge with and become a wholly owned subsidiary of Metalline.  In order to effect this transaction, all the shares of the Company’s common stock will be cancelled in exchange for rights to receive shares of Metalline common stock listed on the NYSE Amex.  The Metalline rights will in turn be converted into 47,724,561 shares of Metalline.  All outstanding options and warrants will be substituted or exchanged for Metalline options or warrants as provided in the agreement.

The completion of the merger under the agreement is subject to the approval of both the Company’s and Metalline’s shareholders, the filing of proxy statements, filing of a registration statement, the approval of the TSX Venture Exchange and the NYSE Amex, and the registration statement for the Metalline common  stock to be issued pursuant to the agreement

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

11.	SUBSEQUENT EVENTS (continued)

b)	Proposed Merger with Metalline Mining Company (continued)

being declared effective by the Securities and Exchange Commission.

The merger under the agreement is also contingent upon Metalline receiving $2,990,000 through the issuance of Metalline units on or before December 23, 2009, and the Company arranging and receiving financing of $13,010,000 on terms acceptable to the Company on or before January 10, 2010.

(iv)
On January 11, 2010 the Company closed a private placement of special warrants at a price of $0.45 each for gross proceeds of $13,010,000.  Each special warrant will be automatically converted without additional consideration, into one share of common stock of the Company upon completion of the merger described in Note 11(b)(iii).  The Company will pay a $300,000 advisory fee and a commission of 6% of the gross proceeds to the agents upon closing of the merger described in Note 11(b)(iii).

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States (“US GAAP”).

The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

	As at September 30,
Balance Sheets	2009 $	2008 $
		(Restated Note 3)

Total assets under Canadian GAAP	2,546,684	3,749,911
Increase (decrease) in mineral properties acquisition costs (a)	(13,605)	7,200

Total assets under US GAAP	2,533,079	3,757,111

Shareholders’ equity under Canadian GAAP	2,543,216	3,644,448

Cumulative mineral properties adjustment (a)	(13,605)	7,200

Shareholders’ equity under US GAAP	2,529,611	3,651,648

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

	As at September 30,
Statements of Operations	2009 $	2008 $
		(Restated Note 3)

Net Loss under Canadian GAAP	(1,214,377)	(2,080,184)
Mineral property costs expensed and written-off (a)	(13,605)	–

Net loss in accordance with US GAAP	(1,227,982)	(2,080,184)

Net loss per share under US GAAP	(0.07)	(0.18)

	As at September 30,
Statements of Cash Flows	2009 $	2008 $
		(Restated Note 3)
Operating Activities
Operating activities under Canadian GAAP	(1,201,464)	(2,088,754)
Deferred exploration and acquisition costs (a)	(13,605)	–

Operating activities under US GAAP	(1,215,069)	(2,088,754)

Investing activities
Investing activities under Canadian GAAP	(20,805)	–
Deferred exploration (a)	13,605	–

Investing activities under US GAAP	(7,200)	–

Financing activities

Financing activities under Canadian and US GAAP	–	947,281

(a)	Mineral Property Expenditures

Canadian GAAP permits mineral property exploration and acquisition costs to be capitalized during the exploration for a commercially mineable deposit.  During the first quarter of fiscal 2009, the Company changed its accounting policy for mineral property exploration costs.  In prior years, the Company capitalized the acquisition and exploration expenditure costs directly to mineral properties.  Under the new policy, property exploration costs incurred prior to the determination of the feasibility of mining operations and a decision to proceed with development, are charged to operations as incurred. Under US GAAP, mineral exploration costs are expensed as incurred and mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” at each fiscal quarter end.

Under Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. Under US GAAP, these costs are characterized as operating activities.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Adoption of new United States accounting pronouncements

FASB Accounting Standards Codification (“ASC”)

On July 1, 2009, the Company adopted the FASB Accounting Standard Codification (“ASC”) (formerly SFAS No. 168, ‘‘The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162’’). The ASC is the single source of authoritative US GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification reorganized the thousands of GAAP pronouncements into accounting topics and displays them using a consistent structure. Also included in the Codification is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections within the Codification.  On the effective date of the ASC, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification became non authoritative. The ASC was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the ASC changed the Company’s references to US GAAP accounting standards but did not have any impact on the consolidated financial statements.

Codification Topic 820 – Fair Value Measurements

Codification Topic 820, (formerly Statement of Financial Accounting Standards No. 157, Fair Value Measurements, (“SFAS 157”)) was issued September 2006.  The Statement provides guidance for using fair value to measure assets and liabilities.  The Statement also expands disclosures about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings. This Statement applies under other accounting pronouncements that require or permit fair value measurements.  This Statement does not expand the use of fair value measurements in any new circumstances.  Under this Statement, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts.  Codification Topic 820 is effective for the Company for fair value measurements and disclosures made by the Company in its fiscal year beginning on January 1, 2008. The adoption of Codification Topic 820 on January 1, 2008 had no material impact on the consolidated financial statements of the Company.

Codification Topic 825 – Fair Value Option

In February 2007, the FASB issued Codification Topic 825, (formerly FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities).  This statement permits entities the option to measure financial instruments at fair value, thereby achieving an offsetting effect for accounting purposes for certain changes in fair value of certain related assets and liabilities without having to apply hedge accounting. This statement is effective for the Company beginning January 1, 2008.  The adoption of Codification Topic 825 on January 1, 2008 had no material impact on the consolidated financial statements of the Company.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Adoption of new United States accounting pronouncements (continued)

Codification Topic 805 – Business Combinations

In December 2007, the FASB issued Codification Topic 805, (formerly SFAS 141R), a revised standard on accounting for business combinations. The standard is converged with proposals issued by the Accounting Standards Board (“AcSB”) and the International Accounting Standards Board (“IASB”) on this subject. The major changes to accounting for business combinations are summarized as follows:

•	All business acquisitions would be measured at fair value
•	The existing definition of a business would be expanded
•	Pre-acquisition contingencies would be measured at fair value
•	Most acquisition-related costs would be recognized as expenses as incurred (they would no longer be part of the purchase consideration)
•	Obligations for contingent consideration would be measured and recognized at fair value at acquisition date (would no longer need to wait until contingency is settled)
•
Liabilities associated with restructuring or exit activities be recognized only if they meet the recognition criteria of Codification Topic 420  – Exit or Disposal Cost Obligations, (formerly SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities), as of the acquisition date.

•
Non-controlling interests would be measured at fair value at the date of acquisition (i.e., 100% of the assets and liabilities would be measured at fair value even when an acquisition is less than 100%)

•
Goodwill, if any, arising on a business combination reflects the excess of the fair value of the acquiree, as a whole, over the net amount of the recognized identifiable assets acquired and liabilities assumed. Goodwill is allocated to the acquirer and the non-controlling interest.

•
n accounting for business combinations achieved in stages, commonly called step acquisitions, the acquirer is to re-measure its non-controlling equity investment in the acquiree at fair value as of the acquisition date and recognize any unrealized gain or loss in income.

The statement is effective for business combinations occurring in the first annual reporting period beginning on or after December 15, 2008 and is to be applied prospectively. This statement does not apply to the Company, as no business combination has occurred since December 15, 2008 and onward.  Therefore, the application of codification 805 had no impact on the September 30, 2009 financial statements.

In March 2008, the FASB issued Codification Topic 815, (formerly Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS 161”)). Codification Topic 815 intends to improve financial reporting about derivative

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Adoption of new United States accounting pronouncements (continued)

Codification Topic 815 – Derivatives and Hedging

instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. Codification Topic 815 also requires disclosure about an entity’s strategy and objectives for using derivatives, the fair values of derivative instruments and their related gains and losses. Codification Topic 815 became effective for fiscal years and interim periods beginning after November 15, 2008. The Company did not identify any impact on its reconciliation of accounting principles generally accepted in the US as a result of applying Codification Topic 815.

Codification Topic 815-40 – Contracts in entity's own equity

In June 2008, the FASB ratified Codification Topic 815-40, (formerly EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”). Codification Topic 815-40 provides guidance in determining whether or not derivative financial instruments are indexed to a Company’s own stock. It is effective the first fiscal year beginning after December 15, 2008, including interim periods within those fiscal years. The adoption of Codification Topic 815-40 on January 1, 2008 had no impact on the consolidated financial statements of the Company.